                                                                    EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth certain selected consolidated financial information of the Company and has been derived from audited financial statements. This financial information should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the Notes thereto included elsewhere in this Form 10-K.

                                                             YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------------------
In thousands, except per share amounts         2002         2001          2000         1999        1998
-----------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA

Net sales (a)...........................   $  696,195   $  783,698    $  811,178   $  844,079   $  790,672
Cost of sales                                (516,724)    (573,772)     (575,516)    (569,169)    (541,506)
Gross profit(b).........................      179,471      209,926       235,662      274,910      249,166
Total operating expenses(c).............     (131,937)    (152,145)     (139,669)    (144,255)    (131,846)
Merger and restructuring charge.........           --       (3,723)      (18,202)     (42,903)          --
                                           ----------   ----------    ----------   ----------   ----------
Income from operations..................   $   47,534   $   54,058    $   77,791   $   87,752   $  117,320
                                           ==========   ==========    ==========   ==========   ==========
Interest expense(d).....................   $  (18,072)  $  (33,501)   $  (43,649)  $  (44,109)  $  (38,228)
Other income (expense), net(e)..........       (5,558)      (2,130)        3,776          428       11,223
Income from continuing operations
  before income tax and cumulative
  effect of accounting change...........       23,904       18,427        37,918       44,071       90,315
Income tax expense(d)...................       (7,594)     ( 4,465)      (18,718)     (20,887)     (31,908)
Income from continuing operations
  before cumulative effect of accounting
  change................................       16,310       13,962        19,200       23,184       58,407
Income from discontinued operations
(net of tax)............................          403        6,360         6,193       13,439       15,444
Gain (loss) on sale of discontinued
  operations (net of tax)(f)............         (529)      41,458            --           --           --
                                           ----------   ----------    ----------   ----------   ----------
Income before cumulative effect of
  accounting change.....................       16,184       61,780        25,393       36,623       73,851
Cumulative effect of accounting changes
  for goodwill (net of tax).............      (61,663)          --            --           --           --
                                           ----------   ----------    ----------   ----------   ----------
Net income (loss) (g)...................   $  (45,479)  $   61,780    $   25,393   $   36,623   $   73,851
                                           ==========   ==========    ==========   ==========   ==========

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations
before cumulative effect of accounting
  change................................   $     0.37   $     0.32    $     0.45   $     0.52   $     1.32
Net income (loss)(g)....................   $    (1.04)  $     1.43    $     0.59   $     0.83   $     1.67
                                           ==========   ==========    ==========   ==========   ==========
Cash dividends declared per share.......   $     0.04   $     0.04    $     0.04   $     0.04   $     0.04
                                           ==========   ==========    ==========   ==========   ==========

                                                                AS OF DECEMBER 31,
                                           -----------  -----------   -----------  -----------  -----------
                                               2002         2001         2000          1999         1998
                                           -----------  -----------   -----------  -----------  -----------
BALANCE SHEET DATA

Total assets............................   $  588,865   $  729,952    $  984,047   $  966,676   $  967,382
Total debt..............................      195,151      241,870       540,197      568,587      573,615
Shareholders' equity....................      199,262      245,271       196,371      181,878      144,076
-----------------------------------------------------------------------------------------------------------

--------------------
(a) Net sales decreased in 2001 and 2002 primarily due to decreased North American OEM freight car and locomotive component sales volumes and lower locomotive overhauls, all within the Freight Group.

(b) In 2000, includes charges for merger and restructuring plan of $2 million and legal settlement of $2 million. In 1999, includes charges for merger and restructuring plan of $5.2 million.

(c) In 2001, includes charges for asset writedowns of $9.3 million consisting primarily of an asset impairment related to the locomotive lease fleet of $5.2 million, a writeoff of $1.8 million of an investment in Argentina and a $1.5 million writedown of a facility to its estimated realizable value, and severance costs of $1.7 million. Goodwill and other indefinite live intangibles amortization was $0, $7 million, $6.9 million, $6.5 million and $4.2 million in 2002, 2001, 2000, 1999 and 1998, respectively.

(d) In April 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections," which, among other things, eliminates the requirement to report certain extinguishments of debt as extraordinary items. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--

    Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The provisions of this Statement were required to be adopted by the Company on January 1, 2003. In connection with the Company's issuance of $150,000,000 senior notes in July 2003, the Company adopted SFAS No. 145 effective January 1, 2003. Accordingly, the loss on extinguishment of debt of approximately $5.3 million (net of tax provision of approximately $2.0 million) in 1998, $1.3 million (net of tax provision of approximately $800,000) in 1999 and $1.2 million (net of tax provision of approximately $648,000) in 2002 all previously recorded as extraordinary items, have been reclassified as interest expense in the accompanying consolidated statements of operations and in other financial information.

(e) In 2001, includes gain on asset sales of $685,000. In 2000, includes gain on asset sale of $4.4 million. In 1998, includes gain on asset sale of $8.4 million.

(f) Reflects the gain on the sale of certain assets to GE Transportation Systems in 2001 and the writedown of other assets the company decided to exit.

(g) Includes the items noted above, as well as the following: In 2002, a $61.7 million, net of tax, cumulative effect of accounting change for goodwill (which occurred in the quarter ended March 31, 2002). In 2001, a $2.0 million tax benefit for research and development tax credits. In 2000, a write-off of $5.1 million for a deferred tax asset relating to the termination of the Employee Stock Ownership Plan (ESOP). Excluding all of these items, earnings per diluted share from continuing operations were $0.37 in 2002, $0.49 in 2001 and $0.82 in 2000.

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